Exhibit 10.7

DATED August 26th 2004

(1)	NORWICH UNION CUSTOMER SERVICES (SINGAPORE) PTE LTD

(2)	NORWICH UNION INSURANCE LIMITED

(3)	NORWICH UNION LIFE SERVICES LIMITED

(4)	EXLSERVICE HOLDINGS, INC

(5)	EXLSERVICE.COM (INDIA) PRIVATE LIMITED

(6)	NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED

CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

Dated:	2004

BETWEEN:

(1)	Norwich Union Customer Services (Singapore) Pte Ltd, a company registered in Singapore with registration number 200303457R and whose registered office is at 4 Shenton Way #27-02 SGX Centre 2, Singapore 068807 (the “Client”);

(2)	Norwich Union Insurance Limited, a company registered in England and Wales with registration number 99122 and whose registered office is at Surrey Street, Norwich NR1 3NG (“NUI”);

(3)	Norwich Union Life Services Limited, a company registered in England and Wales with registration number 02403746 and whose registered office is at 2 Rougier Street, York YO90 1UU (“NU Life”);

(4)	Exlservice Holdings, Inc, a company registered in the State of Delaware, whose principal office is at 350 Park Avenue, 10th Floor, New York, NY10022 (“EXL Holdings (US)”);

(5)	Exlservice.com (India) Private Limited, a company incorporated in India with registered number 55-99888 and whose registered office is at 103A, Ashoka Estate, Barakhamba Road, New Delhi, India (“EXL India”); and

(6)	Noida Customer Operations Private Limited, a company incorporated in India with registered number U72900DL2003PTC122175 and whose registered office is at 103A Ashoka Estate, Barakhamba Road, New Delhi, India (“SPV”).

In consideration of any one Party disclosing to another the Confidential Information described below, they now agree as follows.

1	In this Agreement, unless inconsistent with the context or otherwise specified, the following expressions shall have the following meanings:

“Associated Company”	:	any holding company from time to time of the Client and any subsidiary from time to time of the Client or of any such holding company and the terms “holding company” and “subsidiary” shall have the meaning given to them by Section 736 of the Companies Act 1985;

“Confidential Information”	:	all information which is contained in or discernible from any form whatsoever (including but not limited to electronic data or databases, drawings, films, documents and computer readable media) and whether or not marked or designated as confidential, and which is disclosed by one of the Parties, or, where the disclosing Party is the Client, by the Client or its Associated Companies (the “Disclosing Party”), to the other (the “Recipient”) or is otherwise obtained by the Recipient in respect of the Disclosing Party’s business and operations, provided that if such information is disclosed orally, the information must be identified as confidential at the time of disclosure and the Disclosing Party shall provide the Recipient with a written summary of such information within seven (7) days of such disclosure. The Confidential Information includes, but is not limited to, commercial, financial, technical information and data and information and data, which concerns the Parties’ and/or, where the Disclosing Party is the Client, its Associated Companies’ current and future products and services, their customers, suppliers, licensors and marketing plans;

“External Communications”	:	communications by any means and designed for any media, including but not limited to oral communications, press releases, marketing brochures, CDs or other marketing media, advertisements, announcements or statements for radio, film, television, cable or satellite transmission, advertisements, announcements or statements for internet, web-site or like availability and any other item for distribution by general or trade magazine, journal and newspaper articles; and

“Parties”	:	the Parties to this agreement, and a “Party” means any one of them.

2	The Recipient undertakes:

2.1	to treat all the Confidential Information as confidential, regardless of when it is disclosed or obtained and regardless of the form in which it is disclosed or obtained;

2.2	not, without the Disclosing Party’s prior written consent in each case, to communicate or disclose any part of the Confidential Information to any person except:

2.2.1	for the purposes of carrying out contractual services to the Disclosing Party, on a need-to- know basis, to those employees, consultants and professional advisers of the Recipient, and also, where the Recipient is the Client, to those employees of the Recipient’s Associated Companies who are so concerned;

2.2.2	to any other persons or bodies having a legal right or duty to know the Confidential Information in connection with the functions of the Recipient; and

2.2.3	where the Recipient is ordered by a court of competent jurisdiction to do so or there is a statutory or other legal obligation to do so, provided that the Recipient shall first inform the Disclosing Party in writing before such communication or any disclosure is made;

2.3	to ensure that all persons and bodies mentioned in clauses 2.2.1 and 2.2.2 above are made aware, prior to the disclosure of the Confidential Information, of the confidential nature thereof and that they owe a duty of confidence to the Disclosing Party and to ensure that all such persons and bodies agree to hold the Confidential Information in confidence in accordance with the terms of this Agreement;

2.4	not to use the Confidential Information in any way which would be harmful to the Disclosing Party;

2.5	to effect and maintain the same adequate security measures to safeguard the Confidential Information from unauthorised access, use and misappropriation as it maintains with its own similar information that it does not wish publicly to disclose, publish or disseminate;

2.6	to notify the Disclosing Party promptly of any unauthorised use, copying or disclosure of the Confidential Information of which the Recipient becomes aware and to provide all reasonable assistance to the Disclosing Party to terminate such unauthorised use or disclosure (or both); and

2.7	to procure at the request of the Disclosing Party for any of those persons and bodies referred to in clauses 2.2.1 and 2.2.2 above to sign a separate confidentiality undertaking in such form as the Disclosing Party may reasonably require prior to disclosure of the Confidential Information.

3	The obligation of confidentiality in clause 2 above shall not apply to any part of the Confidential Information in relation to which the Recipient can satisfactorily document and demonstrate to the Disclosing Party that the Confidential Information or part concerned:

3.1	is or has become publicly known through no fault of the Recipient, its employees, consultants or advisers;

3.2	has been lawfully received from an independent third party without any restriction and without any obligation of confidentiality; or

3.3	has been independently developed by the Recipient without access to or knowledge or use of the Confidential Information.

4	All material containing the Confidential Information, including but not limited to, magnetic tapes, documents, manuals, specifications, flowcharts, program listings and data file printouts (the “Proprietary Materials”), shall be and shall remain the property of the Disclosing Party and shall not be reproduced in whole or in part without the Disclosing Party’s express written consent. Any copies of the Proprietary Materials shall become the property of the Disclosing Party and shall include a notice stating that copyright and all other intellectual property rights of whatever nature in the Proprietary Materials belong to the Disclosing Party.

5	Nothing contained in this Agreement shall be construed as granting to or conferring on the Recipient expressly or impliedly, or by licence or otherwise, any rights, expressly or impliedly, for any invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement, relating to the Confidential Information.

6	Upon the first to occur of (i) material breach of any of the terms of this Agreement, or (ii) the written demand of the Disclosing Party, the Recipient shall promptly deliver up to the Disclosing Party all Proprietary Materials incorporating any Confidential Information and all copies thereof and destroy or erase any Confidential Information contained in any Proprietary Materials prepared by or on behalf of the Recipient or recorded in any electronic memory or data storage device. Within fourteen (14) days of a written request from the Disclosing Party, the Recipient shall certify in writing to the Disclosing Party that it has fully complied with its obligations under this clause 6.

7	Save as permitted under clause 8, no Party may refer to the relationship between them under this Agreement or any other relationship, agreement or arrangement relating to that relationship or this Agreement (in each case, including the activities to be undertaken pursuant to that relationship between the Parties, this Agreement and those other relationships, agreements or arrangements) in External Communications between that Party and a third party without the prior consent of the other Parties.

8	A Party shall not, without the prior written consent of the other Party (which may be withheld at that other Party’s absolute discretion), use, or allow the use of, any trade marks, logos, devices, symbols or other similar items (whether registered or otherwise) owned or used by, or licensed to, that other Party, or any other items misleadingly, confusingly or materially similar to the foregoing, including, without prejudice to the generality of the foregoing, the names and any logo used by another Party from time to time in respect of its correspondence or notices.

9	A Party shall not acquire any proprietary right, licence or interest in any of the items of the other Party referred to in clause 8.

10	Each party recognises that the unauthorised use or disclosure of Confidential Information may give rise to irreparable injury and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, each party has the right to equitable and injunctive relief to prevent the unauthorised use or disclosure of its Confidential Information, as well as such damages or other relief as is occasioned by such unauthorised use or disclosure.

This Agreement has been signed on the date first stated on page 1, above.

Signed for and on behalf of the Client

By	/s/ Paul Robert Faulkner
Name	Paul Robert Faulkner
Title	Director

Signed for and on behalf of NUI

By	/s/ George Roy Barlow	and	By	/s/ Fay Corinne Gammer
Name	George Roy Barlow		Name	Fay Corinne Gammer
Title	Authorised Signatory		Title	Authorised Signatory

Signed for and on behalf of NU Life

By	/s/ Michael Ulmsen
Name	Michael Ulmsen
Title

Signed for and on behalf of NU Life

By	/s/ Peter Robert Hayes
Name	Peter Robert Hayes
Title

Signed for and on behalf of EXL Holdings (US)

By	/s/ Rohit Kapoor
Name	Rohit Kapoor
Title	President & CFO

Signed for and on behalf of EXL India

By	/s/ Vikram Talwar
Name	Vikram Talwar
Title	Director

Signed for and on behalf of SPV

By	/s/ Vikram Talwar
Name	Vikram Talwar
Title	Director